Exhibit 99.1

NEW JERSEY RESOURCES ANNOUNCES EXECUTIVE PROMOTIONS
AND KEY LEADERSHIP CHANGES
Moves strengthen foundation for advancing growth and sustainability initiatives across company

WALL, N.J., December 8, 2021 – New Jersey Resources (NYSE: NJR) today announced a series of executive and senior leadership promotions that position the company to execute on its growth strategy, sustainability goals and investment priorities.

Unless otherwise noted, changes will be effective January 1, 2022 and include:

•	Patrick Migliaccio was named Senior Vice President and Chief Operating Officer of New Jersey Natural Gas (NJNG).
•	Roberto Bel was promoted to Senior Vice President and Chief Financial Officer of NJR.
•	Sean Annitto will succeed Vice President Timothy Shea, who is retiring from NJR Energy Services (NJRES) in February 2022, and lead NJR’s unregulated wholesale natural gas marketing business.
•	Robert Pohlman was promoted to Vice President of Strategy, Communications, Government Relations and Policy of NJR.
•	Daniel Sergott was promoted to Treasurer of NJR.

“The elevation of these proven, capable leaders to senior roles in our organization puts New Jersey Resources in an even stronger position to execute our strategy, deliver safe, reliable service to our customers and advance our clean energy and climate goals,” said Steve Westhoven, President and CEO of New Jersey Resources. “Our team will continue to move NJR forward as a leader in sustainability and seize exciting new opportunities to invest and grow in the clean energy future.”

More information on these changes and biographical information can be found below:

Senior Vice President and Chief Operating Officer Patrick Migliaccio will oversee NJNG, NJR’s largest subsidiary, advance the utility’s decarbonization efforts and direct its infrastructure investments and customer growth goals, while managing operation of its more than 770 employees and 7,600 miles of distribution and transmission main.

Mr. Migliaccio joined NJR in 2009 as Controller of the company’s unregulated operations.  He advanced through various positions in the finance function before being promoted to Senior Vice President and Chief Financial Officer in 2016.

NEW JERSEY RESOURCES ANNOUNCES EXECUTIVE PROMOTIONS AND KEY LEADERSHIP CHANGES
Moves strengthen foundation for advancing growth and sustainability initiatives across company

As CFO, he led the finance and accounting team through a period of significant growth at NJR, including over $1.5 billion in infrastructure investments at NJNG, increased capital expenditures and revenue growth at NJR Clean Energy Ventures, as well as the acquisitions of Leaf River Energy Center and the Adelphia Gateway pipeline, which now form the largest pieces of NJR’s Storage and Transportation business segment.

Prior to joining NJR, Mr. Migliaccio worked for Public Service Enterprise Group and NRG Energy, as well as other energy companies in New Jersey.

Senior Vice President and Chief Financial Officer Roberto Bel will be responsible for the management of NJR’s financial functions, including financial planning and analysis, accounting, tax, treasury, risk management and investor relations.

Mr. Bel joined NJR in 2019 as Vice President-Treasurer and Investor Relations and has more than 20 years of experience in finance.  He has led the Treasury function through a time of elevated funding requirements, driven by NJR’s highest capital investment levels ever. He also led NJR’s first public equity offering in more than 30 years, and guided Investor Relations through the development and rollout of a long-term strategic growth plan for NJR.

Before joining NJR, Mr. Bel was Assistant Treasurer for Thomson Reuters and Chief Financial Officer for Thomson Reuters’ Latin American operations. Prior to that he was Vice President and Chief Financial Officer for General Motors Colmotores and General Motors Venezolana and held various roles of increasing responsibility at the General Motors Treasurer’s office in New York.

Vice President-Energy Services Sean Annitto will succeed Tim Shea in leading NJRES, the company’s unregulated wholesale natural gas marketing business. Mr. Shea is retiring after 23 years with the company, effective February 2022.

Mr. Annitto joined NJRES in 1996 and has served as Vice President-Energy Services since 2019. He has more than 20 years of experience in energy trading, commodity hedging and developing strategic growth opportunities, and was instrumental in developing, implementing and managing NJRES’ successful long-option strategy. With his proven expertise in the dynamic, U.S. energy market, he continues to effectively guide the business’ portfolio valuation, structure and optimization.

Vice President-Strategy, Communications, Government Relations and Policy Robert Pohlman will drive business and growth opportunities across NJR, including emerging clean energy markets, while overseeing public policy, government relations and communications.

Mr. Pohlman joined NJR in 2011 and served as Director of Business Development for NJR Clean Energy Ventures (CEV) before being named Chief of Staff to the President and CEO in 2019. He was promoted to Managing Director-Innovation and Strategic Initiatives in 2020.

NEW JERSEY RESOURCES ANNOUNCES EXECUTIVE PROMOTIONS AND KEY LEADERSHIP CHANGES
Moves strengthen foundation for advancing growth and sustainability initiatives across company

A proven dealmaker in the sustainable investment space, Mr. Pohlman helped CEV invest over $1 billion dollars in renewable infrastructure over the last 10 years. As Chief of Staff and Managing Director, he has also played a pivotal role in corporate strategy, external communications, policy and investor messaging.

Prior to joining NJR, he worked as vice president at Citadel, assistant vice president Credit Suisse Energy LLC and Barclays Capital, Inc.

Treasurer Daniel Sergott will be responsible for NJR’s treasury functions. Mr. Sergott joined NJR in 2006 and has held a variety of leadership roles in both financial planning and analysis and corporate development functions, including Director-Financial Planning and Analysis and Director-Corporate Development Finance. As a senior leader on the finance and accounting team, Dan was integral to NJR’s financing, equity and M&A accomplishments of the past five years.

Before joining NJR, Mr. Sergott worked as an independent financial consultant, as well as corporate finance manager and finance director at CDI Corporation and a senior financial analyst at Salomon Smith Barney and Goldman Sachs.

“These leadership changes strengthen our organization. I want to congratulate Pat, Roberto, Sean, Bobby and Dan on their promotions, and to thank Tim for his many years of contributions that have helped make NJR Energy Services one of the top natural gas marketers in North America,” said Westhoven.

About New Jersey Resources
New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,600 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties in New Jersey.

•
NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 365 megawatts, providing residential and commercial customers with low-carbon energy solutions.

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NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

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Storage & Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River Energy Center and the Adelphia Gateway Pipeline Project, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

NEW JERSEY RESOURCES ANNOUNCES EXECUTIVE PROMOTIONS AND KEY LEADERSHIP CHANGES
Moves strengthen foundation for advancing growth and sustainability initiatives across company

•
NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its nearly 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

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